UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2020

THERMO FISHER SCIENTIFIC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

168 Third Avenue Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TMO	New York Stock Exchange
Floating Rate Notes due 2020	TMO /20A	New York Stock Exchange
2.150% Notes due 2022	TMO 22A	New York Stock Exchange
0.750% Notes due 2024	TMO 24A	New York Stock Exchange
0.125% Notes due 2025	TMO 25B	New York Stock Exchange
2.000% Notes due 2025	TMO 25	New York Stock Exchange
1.400% Notes due 2026	TMO 26A	New York Stock Exchange
1.450% Notes due 2027	TMO 27	New York Stock Exchange
1.750% Notes due 2027	TMO 27B	New York Stock Exchange
0.500% Notes due 2028	TMO 28A	New York Stock Exchange
1.375% Notes due 2028	TMO 28	New York Stock Exchange
1.950% Notes due 2029	TMO 29	New York Stock Exchange
0.875% Notes due 2031	TMO 31	New York Stock Exchange
2.375% Notes due 2032	TMO 32	New York Stock Exchange
2.875% Notes due 2037	TMO 37	New York Stock Exchange
1.500% Notes due 2039	TMO 39	New York Stock Exchange
1.875% Notes due 2049	TMO 49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on March 3, 2020, Thermo Fisher Scientific Inc. (“Thermo Fisher”) obtained committed debt financing from JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc. in connection with its entry into a Business Combination Agreement (the “Combination Agreement”) with QIAGEN N.V. (“QIAGEN”).

On April 17, 2020, Thermo Fisher entered into a Bridge Credit Agreement (the “Bridge Credit Agreement”), which is the definitive agreement related to the previously obtained committed debt financing and provides a 364-day senior unsecured bridge loan facility (the “Bridge Loan Facility”), originally in the principal amount of up to €9.25 billion.

On June 5, 2020 (the “Effective Date”), Thermo Fisher entered into a Term Loan Credit Agreement, as defined and further described below, which replaces €3.0 billion of the Bridge Loan Facility with a €3.0 billion senior unsecured one-year term facility. Capitalized terms used in this Form 8-K and not defined herein shall have the meanings ascribed to them in the Term Loan Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

On the Effective Date, Thermo Fisher also entered into an amendment to the Bridge Credit Agreement (the “Bridge Amendment”). The Bridge Amendment increases the maximum leverage ratio, defined as consolidated indebtedness (minus unrestricted cash and cash equivalents, subject to certain exceptions) to consolidated EBITDA, to 5.0 to 1.0 as of the last date of each of the first two full fiscal quarters ended after the first drawing of the Bridge Loan Facility, and makes certain changes to the provisions of the Bridge Credit Agreement relating to mandatory commitment reductions and mandatory prepayments.

Finally, on the Effective Date, Thermo Fisher entered into an agreement to amend and extend the terms of its existing $2.5 billion senior unsecured Revolving Credit Agreement, dated as of July 1, 2016 (as amended or modified from time to time, the “Revolving Credit Agreement”), with each lender named therein and Bank of America, N.A., as administrative agent (the “Amend and Extend Agreement”). The Amend and Extend Agreement extends the expiration date for the commitments and loans of consenting lenders from July 1, 2021 to July 1, 2022 pursuant to Section 2.15 of the Revolving Credit Agreement, and amends the Revolving Credit Agreement to, among other things, (i) delete or modify certain affirmative and negative covenants, and (ii) increase the maximum leverage ratio, defined as consolidated indebtedness (minus unrestricted cash and cash equivalents, subject to certain exceptions) to consolidated EBITDA, to 5.0 to 1.0 starting with the fiscal quarter ending June 30, 2020, with such ratio stepping down to 4.0 to 1.0 for the two consecutive fiscal quarters starting on the earlier of (a) the last day of the first fiscal quarter of 2022 and (b) the third full fiscal quarter ending after the Acquisition Closing Date (as defined in the Revolving Credit Agreement), and then stepping down to 3.5 to 1.0 for each fiscal quarter ending thereafter, subject to the right of Thermo Fisher to increase such maximum consolidated leverage ratio in connection with certain qualified acquisitions. Except as set forth in the Amend and Extend Agreement, the terms and conditions of the Revolving Credit Agreement remain in full force and effect.

Term Loan Credit Agreement

The Term Loan Credit Agreement (the “Term Loan Credit Agreement”) is a one-year senior unsecured term loan facility in the principal amount of up to €3.0 billion, among Thermo Fisher, each lender from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Loans under the Term Loan Credit Agreement (the “Term Loans”) will be available in Dollars and/or Euros to fund the purchase of equity securities of QIAGEN pursuant to the Combination Agreement and to pay all or a portion of the costs incurred by Thermo Fisher or any of its subsidiaries in connection therewith. The Term Loans will be available in up to two drawings as follows:

(i) the first drawing may be made on the date (the “Closing Date”) (x) Thermo Fisher or one of its subsidiaries shall have accepted all outstanding equity interests of QIAGEN validly tendered pursuant to a public tender offer (the “Offer”) to purchase all issued ordinary shares, par value €0.01 per share, of QIAGEN at a price of €39 per QIAGEN share in cash, without interest, and shall have tendered payment for such equity interests in accordance with the terms of the Combination Agreement or (y)(I) the Administrative Agent shall have received an officer’s certificate from Thermo Fisher certifying that Thermo Fisher or one of its subsidiaries shall accept all outstanding equity interests that have been validly tendered pursuant to the Offer and shall tender payment for such equity interests in accordance with the terms of the Combination Agreement, in each case, within one business day following the Closing Date and (II) Thermo Fisher shall have caused the proceeds of the Term Loans to be deposited with the settlement agent pursuant to the terms of the Offer documents or shall have made such other arrangements reasonably satisfactory to the Administrative Agent for the payment of the equity interests that have validly tendered pursuant to the Offer; and (ii) the second drawing may be made at any time on or prior to the date that is 120 days after the Closing Date (the date on which any such second drawing is made, the “Second Funding Date”).

If no Default or Event of Default has occurred, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the EURIBO Rate for such Interest Period plus a margin of 1.250% to 1.625% per annum based on Thermo Fisher’s Debt Ratings and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus a margin of 0.250% to 0.625% per annum based on Thermo Fisher’s Debt Ratings.

Beginning on the date that is 60 days after the Effective Date and continuing until the earlier of (i) the date of termination of the Commitments, (ii) the Closing Date (if the Commitments are fully utilized on such date) and (iii) the Second Funding Date, Thermo Fisher shall pay a commitment fee in Euros at a per annum rate equal to a rate between 0.175% and 0.250% per annum based on Thermo Fisher’s Debt Ratings times the actual daily amount of the Commitments, subject to certain adjustments. The commitment fee is due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the date that is 60 days after the Effective Date. The commitment fee shall be calculated quarterly in arrears, and is subject to certain adjustments for changes in the applicable rate for undrawn Term Loans during any quarter.

The Term Loan Credit Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The negative covenants include restrictions on liens and fundamental changes. The Term Loan Credit Agreement also requires that Thermo Fisher maintain (i) a consolidated indebtedness (minus unrestricted cash and cash equivalents, subject to certain exceptions) to consolidated EBITDA ratio of no greater than 5.0 to 1.0 as of the last date of each of the first two full fiscal quarters ended after the Closing Date, with such ratio stepping down to 4.0 to 1.0 for the last date of each of the two immediately following fiscal quarters, and then stepping down to 3.5 to 1.0 for each fiscal quarter thereafter, subject to the right of Thermo Fisher to increase such maximum consolidated net leverage ratio in connection with certain qualified acquisitions and (ii) a consolidated interest coverage ratio as of the last day of any fiscal quarter of Thermo Fisher (commencing with the first full fiscal quarter completed at the Closing Date) of at least 3.0 to 1.0.

The foregoing description of the Term Loan Credit Agreement, the Bridge Amendment and the Amend and Extend Agreement does not purport to be a complete statement of the parties’ rights under any such agreement and is qualified in its entirety by reference to the full text of each agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Term Loan Credit Agreement, dated as of June 5, 2020, among Thermo Fisher Scientific Inc., each lender from time to time party thereto, and JPMorgan Chase Bank, N.A.

10.2	First Amendment to Bridge Credit Agreement, dated as of June 5, 2020, among Thermo Fisher Scientific Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A.

10.3	Amendment No. 2 to Credit Agreement and Extension, dated as of June 5, 2020, among Thermo Fisher Scientific Inc., the lenders party thereto, and Bank of America, N.A.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: June 11, 2020	By:	/s/ Michael A. Boxer
		Name:	Michael A. Boxer
		Title:	Senior Vice President and General Counsel